As filed with the Securities and Exchange Commission on May 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equinix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Velocity Way, Fifth Floor

Foster City, California 94404

(Address of Principal Executive Offices)

Switch & Data 2007 Stock Incentive Plan

(Full Titles of the Plan(s))

Brandi Galvin Morandi, ESQ.

General Counsel and Secretary

Equinix, Inc.

301 Velocity Way, Fifth Floor

Foster City, California 94404

(Name and Address of Agent for Service)

(650) 513-7000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	573,364	$62.76	$35,984,325	$2,566

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $0.001 per share (“Common Stock”) of Equinix, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to equity awards assumed by the Registrant under the Switch & Data 2007 Stock Incentive Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on (i) the weighted average exercise price of the outstanding options and (ii) with respect to outstanding restricted stock units, the average of the high and low prices reported for a share of Common Stock on the NASDAQ Global Select Market on May 5, 2010.

EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger dated as of October 21, 2009, among Equinix, Inc. (“Equinix”), Switch & Data Facilities Company, Inc. and Sundance Acquisition Corporation, Equinix agreed to assume the outstanding equity-based awards under the Plan and convert such awards to analogous awards with respect to the Equinix Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that have been filed with the Securities and Exchange Commission (the “SEC”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009;

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009; and

(c) The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Equinix pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification of its directors and officers and those serving at the Registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 25, 2003 for the period ending December 31, 2002)

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 22, 2008).

5	Opinion and Consent of Davis Polk and Wardwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Davis Polk and Wardwell LLP is contained in Exhibit 5.

24	Power of Attorney (included in the signature pages hereof).

99.1	Switch & Data 2007 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.9 of Switch & Data Facilities Company, Inc.’s Registration Statement on Form S-1/A (File No. 333-137607) filed February 5, 2007.)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 6th day of May, 2010.

EQUINIX, INC.

By:	/s/ STEPHEN M. SMITH
Name:	Stephen M. Smith
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Equinix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen M. Smith and Keith D. Taylor, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the following capacities.

Signature	Title	Date

/s/ STEPHEN M. SMITH Stephen M. Smith	Chief Executive Officer, President and Director (Principal Executive Officer)	May 6, 2010

/s/ KEITH D. TAYLOR Keith D. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2010

/s/ PETER F. VAN CAMP Peter F. Van Camp	Executive Chair	May 6, 2010

/s/ STEVEN T. CLONTZ Steven T. Clontz	Director	May 6, 2010

Signature	Title	Date

/s/ STEVEN P. ENG Steven P. Eng	Director	May 6, 2010

/s/ SCOTT G. KRIENS Scott G. Kriens	Director	May 6, 2010

/s/ GARY F. HROMADKO Gary F. Hromadko	Director	May 6, 2010

/s/ WILLIAM K. LUBY William K. Luby	Director	May 6, 2010

/s/ IRVING F. LYONS, III Irving F. Lyons, III	Director	May 6, 2010

/s/ CHRISTOPHER B. PAISLEY Christopher B. Paisley	Director	May 6, 2010

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 25, 2003 for the period ending December 31, 2002)

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 22, 2008).

5	Opinion and Consent of Davis Polk and Wardwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Davis Polk and Wardwell LLP is contained in Exhibit 5

24	Power of Attorney (included in the signature pages hereof)

99.1	Switch & Data 2007 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.9 of Switch & Data Facilities Company, Inc.’s Registration Statement on Form S-1/A (File No. 333-137607) filed February 5, 2007.)